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                                       MarchR 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.17
                                                     TO CERTIFICATEHOLDERS

Bear Stearns Mortgage Securities Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $332,071,600   6.288%    $1,740,080    $1,740,080   $25,905,645     $306,165,955
  R                100           100   6.288%             1             1           100                0
  B-1        5,257,000     5,257,000   6.288%        27,547        27,547         5,201        5,251,798
  B-2       13,142,815    13,142,815   6.288%        68,869        68,869        13,004       13,129,811

          $350,471,515  $350,471,515             $1,836,497    $1,836,497   $25,923,950     $324,547,564




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